 EXHIBIT 10.1

____________________________________________________________________________________________________________________________________________________________

CONTAINER PURCHASE AGREEMENT

Dated as of September 27, 2006

By and among

PLM EQUIPMENT GROWTH FUND VI LIQUIDATING TRUST,

PLM EQUIPMENT GROWTH & INCOME FUND VII LIQUIDATING TRUST, and

PROFESSIONAL LEASE MANAGEMENT INCOME FUND I, L.L.C.,
a Delaware limited liability company,

collectively as “Seller”,

PLM FINANCIAL SERVICES, INC., a Delaware corporation,

and

CAB CONTAINER PARTNERS,
a California general partnership,

as “Buyer”

______________________________________________________________________________
______________________________________________________________________________

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-ii-

CONTAINER PURCHASE AGREEMENT

This CONTAINER PURCHASE AGREEMENT is entered into as of September 27, 2006, by and among:

•	PLM FINANCIAL SERVICES, INC., a Delaware corporation (“FSI”), and

•
PLM EQUIPMENT GROWTH FUND VI LIQUIDATING TRUST (as successor in interest to PLM Equipment Growth Fund VI, a California limited partnership), PLM EQUIPMENT GROWTH & INCOME FUND VII LIQUIDATING TRUST (as successor in interest to PLM Equipment Growth & Income Fund VII, a California limited partnership), and PROFESSIONAL LEASE MANAGEMENT INCOME FUND I, L.L.C., a Delaware limited liability company (referred to hereinafter individually and collectively as “Seller”), and

•	CAB CONTAINER PARTNERS, a California general partnership (“Buyer”), all of the general partners of which are shown on the signature pages hereto.

Recitals

A. Seller wishes to sell to Buyer, and Buyer wishes to purchase from Seller, certain marine cargo shipping containers owned by Seller as more particularly described on Exhibit A attached hereto (the “Containers”), all upon and subject to the terms and conditions of this Agreement.

B. FSI is the Trustee of PLM Equipment Growth Fund VI Liquidating Trust and PLM Equipment Growth & Income Fund VII Liquidating Trust. FSI is the manager of Professional Lease Management Income Fund I, L.L.C. (“PLMI Fund”). PLMI Fund intends to transfer all of its assets and liabilities on or about September 30, 2006 to a liquidating trust to be known as “Professional Lease Management Income Fund I Liquidating Trust” (“PLMI Trust”) of which FSI will be the Trustee.

C. The Containers are under lease by third party container lessees under equipment leases arranged on behalf of Seller by Cronos Capital Corporation or one of its affiliates pursuant to the Lease Agreements (as defined herein).

NOW, THEREFORE, in consideration of the mutual covenants, agreements, representations and warranties herein contained, Seller, FSI, and Buyer agree as follows:

1.  Definitions.

For all purposes of this Agreement, the following terms shall have the following meanings:

“Bill of Sale” means a bill of sale substantially in the form attached hereto as Exhibit B.

“Business Day” means any day except a Saturday, Sunday, or other day on which banks in New York are authorized by law to close.

“Cronos” means Cronos Capital Corp., a California corporation and Cronos Containers Limited, an English company.

“Closing” means the closing of the sale and purchase of the Containers contemplated by this Agreement.

“Closing Date” means the date on which the Closing shall occur as fixed pursuant to Section 4.

“Containers” means each of the cargo containers described on Exhibit A hereto, together with any and all appliances, parts, instruments, appurtenances, accessories and other equipment and components of whatever nature which may from time to time be incorporated or installed in or attached to any thereof and which become the property of the owner thereof under any applicable agreement or law.

“Cronos Guaranties” means each guaranty of The Cronos Group, a Luxembourg corporation described on Exhibit “B” attached hereto, relating to obligations of Cronos under the Lease Agreements.

“Effective Date” means October 1, 2006.

“Lease Agreements” means each of the Equipment Lease Agreements between Seller (or successor in interest to FSI) and Cronos described on Exhibit “B” attached hereto, and each other agreement supplemental thereto, all as relating to the utilization of the Containers.

“Net Revenues” means all revenues payable to the owner of the Containers periodically in arrears based upon the utilization of such Containers (including, without limitation, rental cash flows, sales proceeds and casualty proceeds), net of expenses of operation and management fees allocated to such Containers, all such revenues and expenses to be determined on an accrual basis and not a cash basis of accounting.

“Seller” is defined in the preamble to this Agreement, and shall include PLMI Trust if prior to the Closing PLMI Fund has assigned and transferred to PLMI Trust all of PLMI Fund’s right, title and interest in and to the Containers theretofor owned by PLMI Fund and each Lease Agreement(s) to which it is a party.

2.  Sale and Purchase of the Containers.

On the Closing Date, for the consideration provided in Section 3 and subject to the terms and conditions set forth herein, (i) Seller shall sell to Buyer the Containers, and shall assign, transfer and convey to Buyer all of its right, title and interest relating thereto and under the Lease Agreements from and after the Effective Date; and (ii) Buyer shall purchase the Containers from Seller and assume all obligations under the Lease Agreements first arising from and after the Effective Date.

3.  Consideration for the Sale; Adjustments to Purchase Price; Revenue Allocations.

3.01  Consideration.

In consideration for the sale of the Containers as contemplated in Section 2, Buyer shall, at the Closing, deliver to Seller by wire transfer of immediately available funds the sum of $22,311,386.00 (the “Purchase Price”), as such sum may be reduced based in the difference between the number of Containers reported by Cronos on or about September 30, 2006 (by type and pool) prior to the Closing, and the number of Containers shown on Exhibit “A” hereto, plus interest on such sum (as may have been so reduced) at the daily rate of 0.019178 per cent from and including October 1, 2006, and to but not including the Closing Date. Any such reduction shall be calculated in the manner described in Section 3.02.

3.02  Purchase Price Adjustment.

(a)  The parties acknowledge that the stated Purchase Price has been determined based on an assumption that the portfolio of Containers being purchased hereunder consists of (i) a certain number of 20-foot and 40-foot dry van containers and 40-foot high cube containers shown on Exhibit “A” hereto, comprising (as of September 18, 2006) 20,910.7 Container Equivalent Units (“CEUs”) assigned an allocated unit price as set forth on Exhibit “A”, and (ii) 423 refrigerated containers assigned allocated unit price as set forth on Exhibit “A”. Such assumption is based upon a report prepared by Cronos prior to Closing as to container inventory as of September 18, 2006, and will be updated prior to Closing with the report from Cronos on or about September 30, 2006 (referred to in Section 3.01 above). If the actual number of Containers of any type sold by Seller to Buyer differs from the number and type of Containers listed on Exhibit “A” hereto (as updated at Closing by the September 30 report), then and in such event Seller or Buyer, as the case may be, shall either (i) in case the actual number is lower, Seller shall refund the per unit amount of any overpayment of the Purchase Price to Buyer within five (5) business days after Buyer and/or Seller becomes aware of the shortfall, or (ii) in case the actual number is higher, Buyer shall pay the additional purchase price per Container as applicable pursuant to Exhibit “A” also within five (5) business days after Buyer and/or Seller becomes aware of the overage. Upon the return of any overpayment or payment of any shortfall, as called for herein, Seller or Buyer, as the case may be, shall be entitled to all casualty payments and sale proceeds attributable to any casualty loss or sale of a Container reported as part of a shortfall or overage hereunder. A party shall be deemed aware of a shortfall or overage in the number of Containers actually purchased hereunder when Cronos provides notice(s) thereof

3.03  Allocation of Revenues.

(a)  The parties further acknowledge that the Purchase Price has been determined based on an agreement that all Net Revenues of the Containers accrued for the quarter-annual periods October 1 through December 31, 2006, are for the sole account of Buyer. Accordingly, all Net Revenues accrued for all periods prior to October 1, 2006, shall be for the account of and belong to Seller, and all Net Revenues accrued for all periods commencing on and after October 1, 2006, shall be for the account of and belong to Buyer.

(b)  Except as otherwise provided in this Section 3.03, (i) if Seller shall at any time receive any distribution, payment or other amount in respect of a Container acquired by Buyer which has become, or which may become, due and payable with respect to any period of time commencing on or after October 1, 2006, or which may arise from any act, event or circumstance which occurred after that date, then Seller agrees to hold such amount in trust for the benefit of the Buyer and promptly to deliver said amount to Buyer at Closing, if received on or before the Closing, or promptly after receipt if received by Seller after the Closing; and (ii) if Buyer shall receive any distribution, payment or other amount which was due and payable with respect to any period of time prior to October 1, 2006, then Buyer agrees to hold such amount in trust for the benefit of Seller and promptly to deliver said amount to Seller. If Cronos determines for any period ended prior to October 1, 2006, that Seller has received pursuant to the Lease Agreements an excess distribution or otherwise owes Cronos any amount for any period (any such excess or debt being referred to as a “Deficiency”), and Cronos asserts against or attempts to collect from Buyer any such Deficiency, through offset or otherwise, then Seller shall, upon demand by Buyer, pay such Deficiency to Cronos or reimburse Buyer if and to the extent such Deficiency is paid by or assessed against Buyer. Buyer has no obligation to pay any such Deficiency, and agrees to notify Seller of any such demand by Cronos prior to paying the same, if it should elect to do so.

4.  Closing.

The Closing shall take place at the offices of ____________________________, on October 2, 2006, or at such other date, time and place as Seller and Buyer shall mutually agree. Immediately upon the Closing, Seller shall be deemed to have delivered the Containers to Buyer and Buyer shall be deemed to have accepted the Containers from Seller without any further action on the part of Buyer or Seller.

5.  Representations and Warranties of Seller.

Each of FSI and Seller represents and warrants to Buyer as follows:

5.01  Existence, Power and Authority.

PLMI Fund is a limited liability company, duly organized and validly existing under the laws of Delaware, and has all requisite company authority to enter into this Agreement, the Bill of Sale, and to consummate the transactions contemplated hereby and thereby. Each of PLM Equipment Growth Fund VI Liquidating Trust and PLM Equipment Growth & Income Fund VII Liquidating Trust is a trust governed under the laws of Delaware, and of which FSI is the sole trustee. FSI is a corporation validly existing and in good standing under the laws of California, and as the trustee of both PLM Equipment Growth Fund VI Liquidating Trust and PLM Equipment Growth & Income Fund VII Liquidating Trust has the power and authority to bind each such Seller to this Agreement by execution hereof on its behalf. IF PLMI Trust is a Seller, then as of the Closing it is a trust formed under the laws of Delaware, and FSI as its sole trustee has the authority to execute and deliver the Bill of Sale on its behalf, and to consummate the transactions contemplated hereby and thereby.

5.02  Authorization.

The execution and delivery of this Agreement and the Bill of Sale by Seller, and the performance by Seller hereunder and thereunder, have been duly authorized by all requisite trust or corporate action and proceedings of Seller and FSI, and in accordance with applicable provisions of their organizational documents or applicable law. This Agreement has been duly executed and delivered by Seller, and this Agreement is, and the Bill of Sale when executed and delivered will be, the legal, valid and binding obligations of Seller, enforceable against Seller in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency or similar laws from time to time in effect which affect creditors’ rights generally.

5.03  No Conflict.

Neither the execution and delivery of this Agreement and the Bill of Sale by Seller, nor the performance by it hereunder or thereunder, will (i) violate, conflict with or constitute a default under any provision of such Seller’s trust agreement or other organizational or charter documents, (ii) conflict with or result in a breach of any indenture or other agreement to which Seller is a party or by which it or its properties are bound, (iii) violate any judgment, order, injunction, decree or award of any court, administrative agency or governmental body against, or binding upon, it or its properties, or (iv) constitute a violation by Seller of any law or regulation applicable to it or its properties, except in any case where such violation would not have a material adverse affect on the financial condition of Seller or its ability to perform its obligations under this Agreement.

5.04  Consents.

The execution, delivery and performance by Seller of, and the consummation of the transactions contemplated by this Agreement and the Bill of Sale do not require (i) any approval or notice to or consent of any person, or any holder of any indebtedness or obligation of any of Seller or any other party to any agreement binding on the Seller, or (ii) any notice to or filing or recording with, or any consent or approval of, any governmental body.

5.05  Legal Proceedings.

There are no actions, suits or proceedings pending, or to the knowledge of Seller or FSI, threatened, against Seller or the Containers before any court, arbitrator, administrative or governmental body that, if adversely determined, would hinder or prevent Seller’s ability to carry out the transactions contemplated by this Agreement or the Bill of Sale or affect the right, title or interest of Seller in the Containers, and, to their knowledge, there is no basis for any such suits or proceedings.

5.06  Lease Agreements.

Effective as of the Closing Date, other than the Lease Agreements, there are no agreements, letters, certificates or other documents of any kind, relating to the Containers created by or through Seller which are binding on Buyer or which create a lien, charge, security interest or other encumbrance in or on the Containers or any part thereof after the Closing. No event has occurred and is continuing on the part of Seller which constitutes an event of default by it under any of the Lease Agreements, or which would constitute such an event with the giving of notice or the lapse of time, or both. To the knowledge of Seller, no event has occurred and is continuing on the part of Cronos which constitutes an event of default by Cronos under any of the Lease Agreements, or which would constitute such an event with the giving of notice or the lapse of time, or both. As to Seller, each of the Lease Agreements remains in full force and effect. To Seller’s knowledge, there are no set-offs, defenses or counterclaims available against amounts owed to Seller in respect of the operation of the Containers prior to the Effective Date. No prepayment of rent or prepayment of casualty value under the Lease Agreements has been made by Cronos or any other party for any period subsequent to the Effective Date.

5.07  Title.

Seller is the lawful and rightful sole owner of the Containers and has good right and title to sell the same to Buyer. Seller holds, and on the Closing Date will hold, title to its Containers free and clear of all liens, charges, security interests, or other encumbrances created by or through Seller other than the use and possessory interests of Cronos under the Lease Agreements and of lessees in the ordinary course of business.  Seller has not previously assigned any rights, title or interests of Seller in the Containers to be conveyed to Buyer pursuant hereto.

5.08  Compliance with Laws and Regulations.

The sale of the Containers by Seller will not violate any provision of any applicable laws, orders or regulations.

5.09  Revenue Distributions.

Seller shall be entitled to all Net Revenues earned (on an accrual basis) as called for under the Lease Agreements for all periods prior to October 1, 2006. Seller has not directly or indirectly received any prepayment or distribution of Net Revenues or other distributions (including casualty payments) for any period on or after October 1, 2006.  Seller has no liability under the Lease Agreements for any operating deficit balances relating to periods prior to the Effective Date, and there are no accrued deficits which could be offset against Net Revenues allocable to Buyer hereunder.

5.10  Remarketing Arrangements; Bargain-Purchase Options.

Except as expressly provided in each of the Lease Agreements and as shown on Schedule 5.10 attached hereto, the Containers are not subject to any remarketing, residual sharing or similar agreement which would be binding upon or enforceable against Buyer or, following the sale of such Containers to Buyer hereunder, against the Containers or against the proceeds of any sale, leasing or other disposition of the Containers; and neither Cronos nor any other lessee of the Containers has an option to purchase any Containers.

5.11  Notices.

Seller will immediately provide to Buyer any notice received from Cronos, including without limitation notice that any of the Containers has sustained an event of loss, and any notice received from Cronos or any other party delivered under any Lease Agreement.

5.12  Full Disclosure.

None of the representations or warranties made by Seller in this Agreement as of the date such representations and warranties are made or deemed made, and none of the statements contained in any exhibit, report, statement or certificate furnished by or on behalf of Seller in connection with the Containers (including offering and disclosure materials delivered by or on behalf of Seller to Purchaser or its representatives prior to the execution of this Agreement, contains any untrue statement of a material fact or omits any material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they are made, not misleading as of the time when made or delivered.

6.  Representations and Warranties of Buyer.

Buyer represents and warrants to Seller, as of the date hereof, as follows:

6.01  Existence, Power and Authority.

Buyer is a general partnership duly formed and validly existing under the laws of California, and has the power and authority to enter into this Agreement and to consummate the transactions contemplated hereby and thereby.

6.02  Authorization.

The execution and delivery by Buyer of this Agreement, and the performance by Buyer hereunder and thereunder, have been duly authorized by all requisite company action and proceedings of Buyer. This Agreement has been duly executed and delivered by Buyer, and this Agreement is the legal, valid and binding obligation of Buyer, enforceable against Buyer in accordance with its respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency or similar laws from time to time in effect which affect creditors’ rights generally. Buyer has, and as of the Closing Date shall have, the requisite financial ability or third party financing commitment to enable it to pay the Purchase Price hereunder.

6.03  No Conflict.

Neither the execution and delivery of this Agreement by Buyer, nor the performance by Buyer hereunder, will (i) violate, conflict with or constitute a default under any provision of Buyer’s partnership agreement, (ii) conflict with or result in a breach of any indenture or other material agreement to which Buyer is a party or by which Buyer or its properties are bound, (iii) violate any judgment, order, injunction, decree or award of any court, administrative agency or governmental body against, or binding upon, Buyer or its properties, or (iv) constitute a violation by Buyer of any law or regulation applicable to Buyer or its properties.

6.04  Consents.

The execution, delivery and performance by Buyer of this Agreement do not require (i) the approval or consent of or notice to any person, or any holder of any indebtedness or obligation of Buyer or any other party to any agreement binding on the Buyer, or (ii) any notice to or filing or recording with, or any consent or approval of, any governmental body.

6.05  Legal Proceedings.

There are no actions, suits or proceedings pending, or to the knowledge of Buyer, threatened, against Buyer that, if adversely determined, would materially hinder or prevent Buyer’s ability to carry out the transactions contemplated by this Agreement, and, to their knowledge, there is no basis for any such suits or proceedings.

6.06  Compliance with Laws and Regulations.

The purchase of the Containers by Buyer will not violate any applicable laws, orders or regulations.

7.  Covenants.

7.01  Closing.

Each of the parties shall use all reasonable efforts to fulfill or obtain the fulfillment of conditions set forth herein as they relate to such party on or prior to the Closing.

7.02  Sales Tax.

The parties acknowledge that the Containers are being transferred by Seller to Buyer with the intention that they remain leased by Buyer to Cronos for sublease to third party container lessees for use in interstate and foreign commerce under Cronos’ management supervision, and not used by Buyer. Accordingly, it is the expectation of the parties that the transfer contemplated by this Agreement shall be exempt from state and local sales, use, transfer or similar taxes. If, however, any such sales, use, transfer or similar tax is imposed by any state or local authority on the transfer of the Containers as contemplated herein, other than taxes based on income of Buyer, Seller shall bear and be responsible for the payment of the amount of such tax. Upon receipt of notice of any such tax or imposition, the party receiving the notice shall promptly provide a copy to all other parties. Any party may, at its own cost and expense, commence and participate in a contest of the validity, applicability or amount of any such tax or other imposition.

8.  Conditions Precedent to the Obligation of Buyer to Close.

The obligation of Buyer to purchase the Containers pursuant to this Agreement is subject to the fulfillment on or prior to the Closing of the following conditions, any one or more of which may be waived by it; provided, however, that, to the extent that a condition waived would constitute a breach of a provision of this Agreement, the waiver of such condition shall, in addition, constitute a waiver of the breach of such provision:

8.01  Representations, Warranties and Covenants.

The representations and warranties of each of FSI and Seller contained in this Agreement shall be true in all material respects on and as of the Closing with the same force and effect as though made on and as of such Closing. Each of FSI and Seller shall have performed and complied with all covenants and agreements required by this Agreement and the Lease Agreements to be performed or complied with by it on or prior to the Closing.

8.02  No Change in Applicable Law.

No change shall have occurred after the date of execution and delivery of this Agreement in applicable law or regulations or interpretations thereof by appropriate regulatory authorities which, in the opinion of Buyer or its counsel, would make it illegal for Buyer to perform fully its obligations hereunder.

8.03  Delivery of Documents.

The following documents shall have been delivered to Buyer:

(a)  A report from Cronos showing the number of Containers, by pool and type, that are subject to the Lease Agreements as of September 30, 2006;

(b)  a Bill of Sale for the Containers being sold by Seller on the Closing Date (in the form of Exhibit “C” attached hereto), executed by such Seller;

(c)  an Assignment and Assumption Agreement with Buyer executed by Seller (in the form of Exhibit “D”), assigning to Buyer Seller’s rights under the Lease Agreements and Guaranties;

(d)  an Estoppel Agreement executed by Cronos (in the form of Exhibit “E”), acknowledging and consenting to Seller’s assignment and Buyer’s assumption of the Lease Agreements and providing certain representations to Buyer regarding the Containers covered thereby;

(e)  a Ratification of Guaranties executed by (i) The Cronos Group (in the form of Exhibit “F”), consenting to the assignment of the Cronos Guaranties to Buyer and confirming that each of the Cronos Guaranties remains in effect, and (ii) by Seller as to the Acknowledgement and Release attached thereto;

(f)  if prior to the Closing Date PLMI Fund has assigned and transferred to PLMI Trust all of PLMI Fund’s right, title and interest in and to the Containers and each Lease Agreement(s) to which it is a party, evidence of such transfer, such as an executed bill of sale, assignment and assumption agreement between PLMI Fund, as assignor, and PLMI Trust, as assignee, together with a complete copy of the trust agreement of PLMI Trust;

(g)  documents evidencing the release of any liens, encumbrances and security interests in the Containers, in form and substance satisfactory to Buyer; and

(h)  all other agreements, instruments, certificates and other documents reasonably requested by Buyer prior to the Closing Date to effect the transactions contemplated by this Agreement.

8.04  Consents.

Any required consent or approval of Cronos and any other third person to the sale and transfer of the Containers to Buyer shall have been obtained, and Buyer shall have received evidence satisfactory to it of the same.

8.05  Satisfaction of Statutory and Regulatory Requirements.

All statutory and other legal requirements for the valid consummation of the transactions contemplated by this Agreement shall have been fulfilled.

8.06  No Litigation.

No action or proceedings shall have been instituted nor shall any action be threatened before any court or governmental agency, nor shall any order, judgment or decree have been issued or proposed to be issued by any court or governmental agency, at the time of the Closing questioning the validity or legality of this Agreement or the transactions contemplated hereby or the ability of the parties hereto to consummate the transactions contemplated hereby.

9.  Conditions Precedent to the Obligation of Seller to Close.

The obligation of Seller to sell its Containers pursuant to this Agreement is subject to the fulfillment on or prior to the Closing of the following conditions, any one or more of which may be waived by it; provided, however, that, to the extent that a condition waived would constitute a breach of a provision of this Agreement, the waiver of such condition shall, in addition, constitute a waiver of the breach of such provision:

9.01  Representations, Warranties and Covenants.

The representations and warranties of Buyer contained in the Agreement shall be true in all material respects on and as of the Closing with the same force and effect as though made on and as of such Closing. Buyer shall have performed and complied with all covenants and agreements required by this Agreement to be performed or complied with by it on or prior to the Closing.

9.02  Delivery of Funds and Documents.

The Purchase Price required by Section 3.01 (as adjusted based on the inventory report from Cronos referred to in Section 8.03 (a) above) shall have been duly delivered to FSI for the account of Seller; and Buyer shall have duly executed and delivered to FSI a counterpart of the Assignment and Assumption Agreement, and all other agreements, instruments, certificates and other documents reasonably requested by Seller prior to the Closing Date to effect the transactions contemplated by this Agreement.

9.03  Satisfaction of Statutory and Regulatory Requirements.

All statutory and other legal requirements for the valid consummation of the transactions contemplated by the Agreement shall have been fulfilled.

9.04  No Litigation.

No action or proceeding shall have been instituted nor shall any governmental action be threatened before any court or governmental agency, nor shall any order, judgment or decree have been issued or proposed to be issued by any court or governmental agency, at the time of the Closing questioning the validity or legality of this Agreement or the transactions contemplated hereby or the ability of the parties hereto to consummate the transactions contemplated hereby.

10.  Disclaimer of Warranties by Seller.

EXCEPT AS EXPRESSLY SET FORTH HEREIN, NEITHER FSI NOR SELLER SHALL BE DEEMED TO HAVE MADE ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, NOW OR HEREAFTER, AS TO THE CONDITION, DESIGN, OPERATION, MAINTENANCE, VALUE, MARKETABILITY, MERCHANTABILITY OR FITNESS FOR USE OR FOR A PARTICULAR PURPOSE OF ANY OF THE CONTAINERS OR AS TO THE QUALITY OF THE MATERIAL OR WORKMANSHIP OF ANY OF THE CONTAINERS AND ANY IMPLIED WARRANTY ARISING FROM COURSE OF PERFORMANCE, DEALING OR USAGE OF THE TRADE. Except as expressly set forth herein, each of Seller and FSI disclaims any liability to Buyer with respect to the Containers’ condition, including, without limitation, any liability in tort or arising from negligence, strict liability or for loss or interruption of use, profit or business or other consequential injury, and Buyer waives, releases, renounces and disclaims expectation of or reliance upon any such warranty or warranties.

11.  Survival of Representations and Warranties.

All representations and warranties made herein, and the agreements set forth herein, shall survive the Closing.

12.  Further Assurances; Post-Closing Notices.

Each of Seller and Buyer agrees to execute, acknowledge, deliver, file and record, or cause to be executed, acknowledged, delivered, filed and recorded, such further documents or other papers, and to do all such things and acts, as the other parties may reasonably request in order to carry out the provisions and purposes of this Agreement and the transactions contemplated hereby. Seller shall send Buyer, upon its receipt thereof, all payments relating to a period after the Effective Date, notices, communications and any other documents with respect to the Containers which any of them receives subsequent to the Closing Date. Without limiting the generality of the foregoing, Seller shall promptly notify Buyer of any payment or other default of which it becomes aware with respect to the collection or payment by Cronos of Net Revenues for the quarter-annual period ending September 30, 2006 (whether or not the same first becomes due and payable after that date).

13.  Expenses.

Each party shall bear its expenses incurred in connection with the preparation, execution and performance of this Agreement and the transactions contemplated hereby, including, without limitation, all fees and expenses of its agents, representatives, counsel and accountants. Buyer shall bear all costs associated with its own inspection and appraisal of the Containers prior to the Closing. Seller shall bear all costs associated with filing and recording any necessary termination statements, assignments, releases and terminations described in Section 8.03(c) of this Agreement.

14.  Brokers’ Fees.

Except as disclosed by a party in writing to the other parties prior to the Closing or disclosed herein, each of FSI and Seller (jointly and severally), on the one hand, and Buyer, on the other, represents and warrants to the other that neither it nor any of its affiliates have incurred any obligation or liability, directly or indirectly, for brokerage or finders’ fees or agents’ commissions or like payment in connection with this Agreement or the transactions contemplated hereby, and hereby indemnifies and each holds the other harmless therefor. The parties acknowledge that Buyer or certain of its partners have agreed to pay a transaction fee to Stephen M. Bess in connection with the consummation of this transaction.

15.  Notices.

Any notice, demand, or communication required or permitted to be given by any provision of this Agreement shall be in writing or transmitted electronically and shall be deemed to have been duly given when received, if personally delivered; upon confirmation of receipt (by use of “confirmation to sender” or other means), if transmitted by telecopy or by electronic or digital transmission method; or on the next business day after it is sent, if sent for overnight delivery by a recognized overnight delivery service, charges prepaid, addressed as follows:

If to Buyer, to:    CAB Container Partners
c/o Access Leasing Corporation
220 Juana Avenue
San Leandro, California 94577
Attention: Charles R.F. Kremer
Phone No.: (510) 849-1574
Facsimile No.: (510) 291-2927
Email: ckremer@accesslc.com

With a copy to :
Cypress Equipment Management Corporation III
Bayside Plaza
188 The Embarcadero, Suite 420
San Francisco, California 94105
Attention: Stephen Harwood
Phone No.: 415-281-3020
Facsimile No.: 415-281-3021

If to FSI or Seller, to:
                 PLM Financial Services, Inc.
405 Lexington Avenue, 67th Floor
New York, NY 10174
Phone No.: 212-682-3344
Facsimile No.: 212-682-3464
Attention: Rick Brock, Chief Financial Officer
Email: rbrock@plmi.com

Any party by notice given in accordance with this Section to the other parties may designate another address or person for receipt of notices hereunder.

16.  Waivers and Amendments; Non-Contractual Remedies; Preservation of Remedies.

This Agreement may be amended, superseded, modified, supplemented or terminated, and the terms hereof may be waived, only by written instrument signed by the parties or, in the case of a waiver, by the party waiving compliance. No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof. No waiver on the part of any party of any such right, power or privilege, nor any single or partial exercise of any such right, power or privilege, shall preclude any further exercise thereof or the exercise of any other such right, power or privilege. The rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies that any party may otherwise have at law or in equity.

17.  Governing Law; Forum.

This Agreement will be governed by and construed under the laws of the State of New York without regard to its conflicts or choice of law provisions. Any legal action or proceeding with respect to this Agreement may be brought in the courts of the State of California or of the United States for the Northern District of California, and by execution and delivery of this Agreement, each party consents, for itself and in respect of its property, to the non-exclusive jurisdiction of those courts. Each party waives any objection, including any objection to the laying of venue or based on the grounds of forum non conveniens, which it may now or hereafter have to the bringing of any action or proceeding in such jurisdiction in respect of this Agreement or any document related hereto.

18.  Binding Effect; Assignment.

No party shall assign this Agreement to any other person without the prior written consent of all other parties. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns. No assignment of this Agreement or of any rights hereunder shall relieve the assigning party of any of its obligations or liabilities hereunder. This Agreement, the Bill of Sale, and the certificates, schedules, annexes and other documents executed and delivered at or before the Closing in connection herewith are the complete agreement of the parties regarding the subject matter hereof and thereof and supersede all prior understandings (written or oral), communications and agreements.

19.  Counterparts.

This Agreement may be executed by the parties in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument.

20.  Severability.

Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision will be effective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement, and the remainder of such provision and the remaining provisions of this Agreement shall be interpreted, to the maximum extent possible, so as to conform to the original intent of this Agreement.

21.  Indemnities.

(a)  Buyer will indemnify and hold Seller and FSI harmless from any liability, loss, cost or expense (“Claim”), including reasonable attorneys’ fees, which shall result from (i) the incorrectness of any representation or breach of any warranty of Buyer contained in this Agreement or in any other agreement, instrument, certificate or other document delivered by Buyer pursuant hereto; or (ii) a breach by Buyer of any of its covenants or agreements contained in this Agreement, any other agreement, instrument, certificate or other document delivered by Buyer in connection with the transactions contemplated by this Agreement. Upon payment of such indemnity, Buyer shall be subrogated to the indemnitee’s rights against any third parties respecting the Claims. Anything contained in this Agreement to the contrary notwithstanding, Buyer shall not be required to indemnify Seller if and to the extent Seller is indemnified and fully compensated for its Claim by a third party.

(b)  FSI and Seller jointly and severally will indemnify and hold Buyer harmless from any Claim, including reasonable attorneys’ fees, which shall result from (i) the incorrectness of any representation or breach of any warranty of FSI or Seller contained in this Agreement or in any certificate or other document delivered by FSI or Seller pursuant hereto; (ii) a breach by FSI or Seller of any of its covenants or agreements contained in this Agreement, any other agreement, instrument, certificate or other document delivered by FSI or Seller in connection with the transactions contemplated by this Agreement; or (iii) any Claim or legal proceedings with respect to any Containers (or any part thereof) arising or relating to any period prior to and including the Closing Date, including Claims of limited partners in Seller or other third parties based upon or arising out of Seller’s ownership, management, disposition or sale of the Containers. Upon payment of such indemnity, FSI or Seller, as the case may be, shall be subrogated to Buyer’s rights against any third parties respecting the Claims.

(c)  A party seeking indemnification pursuant to Sections 21(a) or (b) above (an “Indemnified Party”) shall give prompt notice to the party from whom such indemnification is sought (the “Indemnifying Party”) of the assertion of any Claim, or the commencement of any action, suit or proceeding, in respect of which indemnification may be sought hereunder and will give the Indemnifying Party such information with respect thereto as the Indemnifying Party may reasonably request; but no failure to give such notice shall relieve the Indemnifying Party of any liability hereunder (except to the extent the Indemnifying Party has suffered actual prejudice thereby). The Indemnifying Party may, at its expense, participate in or assume the defense of any such action, suit or proceeding involving a third party; provided, however, that such defense is conducted with counsel mutually satisfactory to the Indemnified Party and the Indemnifying Party. The Indemnified Party and the Indemnifying Party shall consult with each other regarding the conduct of such defense. The Indemnified Party shall have the right (but not the duty) to participate in the defense thereof, and to employ counsel, at its own expense (except that the Indemnifying Party shall pay the fees and expenses of such counsel to the extent the Indemnified Party reasonably concludes that there is a conflict of interest between the Indemnified Party and the Indemnifying Party), separate from counsel employed by the Indemnifying Party in any such action. The Indemnifying Party shall be liable for the fees and expenses of counsel employed by the Indemnified Party if the Indemnifying Party has not assumed the defense thereof. Whether or not the Indemnifying Party chooses to defend or prosecute any Claim involving a third party, all the parties hereto shall cooperate in the defense or prosecution thereof and shall furnish such records, information and testimony, and attend at such conferences, discovery proceedings, hearings, trials and appeals, as may be reasonably requested in connection therewith. The Indemnifying Party shall not be liable under Sections 21(a) or 21(b) for any settlement effected without its written consent (as contemplated above) for any Claim, litigation or proceeding in respect of which indemnity may be sought hereunder. No Claim for indemnification, except Claims based on (i) a breach of the representations contained in Section 5.07 hereof or (ii) the assessment of taxes, interests or penalties contemplated in Section 7.02 hereof, may be first initiated or asserted by any Indemnified Party against any Indemnifying Party after December 31, 2006.

(d)  Each of the parties (i) acknowledges that under the Lease Agreements the owner of the Containers may be indemnified and insured for various liabilities, casualties and losses, and (ii) agrees that (as between Seller and Buyer) each party hereto shall be entitled to enforce and collect such indemnities and insurance directly from the indemnitor or insurer to the extent arising from a loss suffered by such party because of its interest, or prior interest, as owner of the Containers.

22.  Headings; Table of Contents.

The headings and the Table of Contents contained in this Agreement are for convenience of reference only, and shall not effect in any way the meaning or interpretation of this Agreement.

[Signature Pages Follow]

[Signature Page to Container Purchase Agreement]

IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first above written.

Seller:

PLM EQUIPMENT GROWTH FUND VI LIQUIDATING TRUST

and

PLM EQUIPMENT GROWTH FUND VII LIQUIDATING TRUST

By: PLM FINANCIAL SERVICES, INC.,
as to both, solely in its capacity as Trustee and not individually

By:
Richard K. Brock,
its Chief Financial Officer

PROFESSIONAL LEASE MANAGEMENT INCOME FUND I, L.L.C.

By: PLM FINANCIAL SERVICES, INC.,
as its Manager

By:
Richard K. Brock,
its Chief Financial Officer

Buyer:

CAB CONTAINER PARTNERS,

a California general partnership

By: Cypress Containers 2006, LLC, a California limited liability company, as a general partner

By Cypress Equipment Management Corporation III

By: ____________________
Name: Stephen R. Harwood
Title: President

and

By: Access Shipping Limited Partnership, a Connecticut limited partnership, as a general partner

By Access Shipping Corporation, its general partner

By: ____________________
Name: Charles R.F. Kremer
Title: President

and

By: 1727 Investments LLC, a California limited liability company, as a general partner

By: ____________________
Name: Stephen M. Bess
Title: Managing Member

FSI: PLM FINANCIAL SERVICES, INC. By: __________________________ Richard K. Brock, its Chief Financial Officer